Exhibit 99.2

Recasted Capital Expenditures by Segment:

	Year Ended December 31,
(in Millions)	Capital Expenditures
	2012	2011	2010	2009
FMC Agricultural Solutions	$18.4	$17.4	$12.9	$28.6
FMC Health and Nutrition	56.5	38.8	32.3	53.0
FMC Minerals	92.9	88.9	56.2	48.5
FMC Peroxygens	29.3	32.7	31.8	29.8
Corporate	9.5	11.7	9.1	1.3
Total	$206.6	$189.5	$142.3	$161.2

Recasted Depreciation and Amortization by Segment:

	Year Ended December 31,
(in Millions)	Depreciation and Amortization
	2012	2011	2010	2009
FMC Agricultural Solutions	$34.0	$23.1	$21.7	$17.3
FMC Health and Nutrition	24.7	22.1	19.9	20.2
FMC Minerals	50.3	48.4	52.6	50.6
FMC Peroxygens	21.3	26.0	33.4	33.4
Corporate	7.5	7.0	6.0	5.7
Total	$137.8	$126.6	$133.6	$127.2

Recasted Research and Development Expense by Segment:

	Year Ended December 31,
(in Millions)	Research and Development Expense
	2012	2011	2010	2009
FMC Agricultural Solutions	$95.4	$84.3	$80.9	$73.1
FMC Health and Nutrition	9.9	10.1	9.3	7.7
FMC Minerals	6.7	6.6	6.0	7.3
FMC Peroxygens	5.8	4.2	4.3	4.7
Corporate	—	—	—	—
Total	$117.8	$105.2	$100.5	$92.8